EXHIBIT 5.1

[LATHAM & WATKINS LLP LETTERHEAD]	12636 High Bluff Drive, Suite 300
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FIRM / AFFILIATE OFFICES
June 24, 2004 Santarus, Inc. 10590 West Ocean Air Drive, Suite 200 San Diego, CA 92130	Boston Brussels Chicago Frankfurt Hamburg Hong Kong London Los Angeles Milan Moscow	New Jersey New York Northern Virginia Orange County Paris San Diego San Francisco Silicon Valley Singapore Tokyo Washington, D.C.

File No. 037869-0000

Re:	Form S-1 Registration Statement
6,900,000 Shares of Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

     In connection with the registration by Santarus, Inc., a Delaware corporation (the “Company”), of 6,900,000 shares of common stock of the Company, par value $0.0001 per share (the “Shares”), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 24, 2004 (the “Registration Statement”), you have requested our opinion set forth below.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

June 24, 2004

     We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading “Legal Matters.”

Very truly yours,

                              /s/ LATHAM & WATKINS LLP